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                                                                    Exhibit 23.3

                       [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated January 27, 1998, included in Hartford Life, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our firm included in or made a part of this Registration Statement and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-21865) for Hartford Life, Inc.

                                                         /s/ Arthur Andersen LLP

Hartford, Connecticut
June 5, 1998